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                                                                     EXHIBIT a.4

                        BROWNING-FERRIS INDUSTRIES, INC.
                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common
Stock of Browning-Ferris Industries, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE
ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE
TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES
FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO
COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

            TO: FIRST CHICAGO TRUST COMPANY OF NEW YORK, DEPOSITARY

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
                 By Mail:                           By Facsimile Transmission:
        First Chicago Trust Company              (For Eligible Institutions Only)
                of New York                               (201) 222-4720
            Tenders & Exchanges                                 or
               P.O. Box 2569                              (201) 222-4721
                Suite 4660                             Confirm by Telephone:
    Jersey City, New Jersey 07303-2569                    (201) 222-4707
                 By Hand:                              By Overnight Courier:
        First Chicago Trust Company                 First Chicago Trust Company
                of New York                                 of New York
            Tenders & Exchanges                         Tenders & Exchanges
     c/o The Depository Trust Company                14 Wall Street, 8th Floor
              55 Water Street                            Suite 4680 -- BFI
                  DTC TAD                            New York, New York 10005
      Vietnam Veterans Memorial Plaza
         New York, New York 10041

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR
       TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE
             ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

    The undersigned hereby tenders to Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 4, 1997 (the
"Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.16 2/3 per share (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of June 1, 1988, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section
3 of the Offer to Purchase.

Number of Shares:

             ------------------------------------------------------

             ------------------------------------------------------
Certificate Nos.: (if available)

             ------------------------------------------------------

If Shares will be tendered by book-entry transfer:
Name of Tendering Institution:

             ------------------------------------------------------

Account No. ________________ at (check one)

[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

             ------------------------------------------------------
                                  Signature(s)

             ------------------------------------------------------
                             Name(s) (Please Print)

             ------------------------------------------------------
                                    Address

             ------------------------------------------------------

             ------------------------------------------------------
                         Area Code and Telephone Number

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                          PRICE (IN DOLLARS) PER SHARE

                       AT WHICH SHARES ARE BEING TENDERED
              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
          OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES
--------------------------------------------------------------------------------
              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ]  The undersigned wants to maximize the chance of having Browning-Ferris
     Industries, Inc. purchase all the Shares the undersigned is tendering
     (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $34.00 or as high as $39.00.

                       ------------------------------ OR
                         ------------------------------

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

    By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

    Price (in dollars) per Share at which Shares are being tendered:

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
      [ ] $34.00        [ ] $35.00        [ ] $36.00        [ ] $37.00        [ ] $38.00        [ ] $39.00
      [ ] $34.125       [ ] $35.125       [ ] $36.125       [ ] $37.125       [ ] $38.125
      [ ] $34.25        [ ] $35.25        [ ] $36.25        [ ] $37.25        [ ] $38.25
      [ ] $34.375       [ ] $35.375       [ ] $36.375       [ ] $37.375       [ ] $38.375
      [ ] $34.50        [ ] $35.50        [ ] $36.50        [ ] $37.50        [ ] $38.50
      [ ] $34.625       [ ] $35.625       [ ] $36.625       [ ] $37.625       [ ] $38.625
      [ ] $34.75        [ ] $35.75        [ ] $36.75        [ ] $37.75        [ ] $38.75
      [ ] $34.875       [ ] $35.875       [ ] $36.875       [ ] $37.875       [ ] $38.875

======================================================

    CONDITIONAL TENDER                                          ODD LOTS
        UNLESS THIS BOX HAS BEEN COMPLETED AND A                To be completed ONLY if Shares are being
      MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED              tendered or on behalf of persons owning benefi-
    UNCONDITIONAL (see Sections 6 and 13 of the                 cially an aggregate of fewer than 100 Shares as
    Offer to Purchase).                                         of the close of business on September 3, 1997.
        Minimum number of Shares that must be                   The undersigned either (check one):
    purchased, if any are purchased:                            [ ]  was the beneficial owner of an aggregate of
    --------------- Shares                                           fewer than 100 Shares (including Shares
                                                                     held in the Reinvestment Plan (as such term
                                                                     is defined in the Offer to Purchase)) as of
                                                                     the close of business on September 3, 1997,
                                                                     all of which are tendered, or
                                                                [ ]  is a broker, dealer, commercial bank, trust
                                                                     company or other nominee that (i) is
                                                                     tendering, for the beneficial owners
                                                                     thereof, Shares with respect to which it is
                                                                     the record owner, and (ii) believes, based
                                                                     upon representations made to it by each
                                                                     such beneficial owner, that such beneficial
                                                                     owner owned an aggregate of fewer than 100
                                                                     Shares (including Shares held in the
                                                                     Reinvestment Plan) as of the close of
                                                                     business on September 3, 1997 and is
                                                                     tendering all of such Shares.
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======================================================

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               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United
States, guarantees (a) that the above-named person(s) has a net long position in the Shares (and associated Rights) being tendered within the meaning of Rule
14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc.
trading days after the date hereof.

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
--------------------------------------------    --------------------------------------------
                Name of Firm                                Authorized Signature
--------------------------------------------    --------------------------------------------
                  Address                                           Name
--------------------------------------------    --------------------------------------------
           City, State, Zip Code                                   Title
--------------------------------------------
       Area Code and Telephone Number
                   Dated:
------------------------------------------ ,
                    1997
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                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.

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